SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 28, 2003

Date of Report (date of earliest event reported)

CELERITEK, INC.

(Exact name of Registrant as specified in its charter)

California	0-23576	77-0057484

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3236 Scott Boulevard
Santa Clara, California 95054

(Address of principal executive offices)

(408) 986-5060

(Registrant’s telephone number, including area code)

Item 5. Other Events

     On May 18, 2003, Celeritek, Inc. (the “Company”) and the Celeritek Shareholder Protective Committee (the “CSPC”) executed a letter agreement (the “Letter Agreement”) settling the proxy contest and postponing the special meeting of shareholders originally scheduled for May 19, 2003 until May 28, 2003 so that the parties could execute a definitive agreement memorializing the terms of the settlement.

     As contemplated by the Letter Agreement, on May 28, 2003, the Company, the CSPC, and the members and certain affiliates of the CSPC executed a definitive agreement (the “Settlement Agreement”) settling the proxy contest and canceling the special meeting of shareholders.

     A copy of the Settlement Agreement is attached as an exhibit hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Settlement Agreement, dated May 28, 2003, between Celeritek, Inc., the Celeritek Shareholder Protective Committee and the members and certain affiliates of the Celeritek Shareholder Protective Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.

Date: May 28, 2003	By:	/s/ Margaret E. Smith

Margaret E. Smith Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Settlement Agreement, dated May 28, 2003, between Celeritek, Inc., the Celeritek Shareholder Protective Committee and the members and certain affiliates of the Celeritek Shareholder Protective Committee